UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   12/19/2008

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement
Item 3.02        Unregistered Sale of Equity Securities

On December 19, 2008, Citizens First Corporation (the “Company”) entered into and consummated a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company issued 250 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation amount per share equal to $35,116 for a total purchase price of $8,779,000. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year.   The Series A Preferred Stock will rank pari passu with the Company’s existing preferred stock issued in July 2004, in terms of dividend payments and distributions upon any liquidation, dissolution or winding up of the Company.  The Company may not redeem the Series A Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Articles of Amendment described in Item 5.03). After three years, the Company may, at its option, redeem the Series A Preferred Stock at the liquidation amount plus accrued and unpaid dividends. The Series A Preferred Stock is non-voting, except in limited circumstances. Prior to the third anniversary of issuance, unless the Company has redeemed all of the Series A Preferred Stock or the Treasury has transferred all of the Series A Preferred Stock to a third party, the consent of the Treasury will be required for the Company to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

In connection with the purchase of the Series A Preferred Stock, the Treasury was issued a warrant (the “Warrant”) to purchase 254,218 shares of the Company’s common stock at an initial exercise price of $5.18 per share. The Warrant provides for the adjustment of the exercise price and the number of shares of the common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the common stock, and upon certain issuances of the common stock (or securities exercisable or exchangeable for, or convertible into, common stock) at or below 90% of the market price of the common stock on the trading day prior to the date of the agreement on pricing such securities. The Warrant expires ten years from the date of issuance.  A copy of the Warrant is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

As a result of the issuance of the Series A Preferred Stock to the Treasury, the Company is required to comply with certain restrictions on executive compensation included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). Certain of these provisions could limit the tax deductibility of compensation the Company pays to its executive officers.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Series A Preferred Stock and the shares of common stock underlying the Warrant (the “Warrant Shares”) as soon as practicable after the date of the issuance, subject to certain exceptions. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the Company’s receipt of aggregate gross proceeds of not less than $8,779,000 in one or more “qualified equity offerings” and (ii) December 31, 2009.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement and the Articles of Amendment designating the terms of the Series A Preferred Stock, the Company’s ability to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) is subject to restrictions, including a restriction against paying any dividends on the common stock. The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which all of the Series A Preferred Stock has been redeemed or Treasury has transferred all of the Series A Preferred Stock to third parties.

In addition, the Company’s ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

“Junior Stock” means the Company’s common stock and any other class or series of the Company’s stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of the Company’s stock the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing of the closing of the Treasury purchase, each of the members of the Company’s executive management, Mary Cohron, Dawn Forbes, Carolyn Harp, Matthew T. Kanipe, and Kim Thomas (the “Senior Officers”), executed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to such officer’s compensation or benefits that are required to comply with the regulations issued by the Treasury. A copy of the form of Waiver is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2008, the Company filed Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation for the purpose of designating the terms, preferences, limitations and relative rights of the Series A Preferred Stock.  A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the Kentucky Secretary of State on December 18, 2008
4.1	Warrant to Purchase Common Stock
10.1	Letter Agreement (including Securities Purchase Agreement – Standard Terms) between the Company and the United States Department of the Treasury with respect to the Series A Preferred Stock
99.1	Form of Waiver by Senior Officers

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens First Corporation.

By:	/s/ Mary D. Cohron
Mary D. Cohron President, Chief Executive Officer

Dated: December 23, 2008

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